UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 18, 2008

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective August 18, 2008, the Board of Directors of Downey Financial Corp., a Delaware corporation (the “Company”), appointed Paul M. Homan, age 68, to the Company’s Board of Directors and to the Board of Directors of Downey Savings and Loan Association, F.A. (“Downey Savings”), a wholly-owned subsidiary of the Company.

    Mr. Homan will serve on the Compliance and Risk Management Committee of the Company’s Board of Directors.

    Mr. Homan will not presently receive compensation or other benefits for service on the Company’s Board of Directors. Pursuant to a Consultant Agreement, Mr. Homan presently performs certain services for and on behalf of Downey Savings, for which Mr. Homan will be compensated in the amount of $750,000, of which $500,000 has been paid. Upon expiration of the Consultant Agreement, Mr. Homan will receive the customary cash fees, annual retainer and benefits for service on each Board of Directors on which he then continues to serve.

    There are no agreements or understandings pursuant to which Mr. Homan was elected as a director.

    A copy of the press release relating to the appointment of Mr. Homan is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1  Press release dated August 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: August 21, 2008	By /s/ Richard B. Swinney Richard B. Swinney Corporate Secretary

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 21, 2008 relating to appointment of Mr. Homan